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                                                                   EXHIBIT 10.16

                 VENDOR FLOOD INSURANCE AGREEMENT ("Agreement")
                          entered into by and between

  MOBILE USA INSURANCE COMPANY, INC., a Florida insurance company ("Company")
                                      and
     INSURANCE MANAGEMENT INFORMATION SERVICES, INC., a Florida corporation
                                   ("Vendor")


ARTICLE I - AUTHORITY OF VENDOR

A. Company hereby appoints Vendor to supervise and administer its Write Your
   Own (WYO) flood insurance program in the State of Florida, the State of Arizona and such other states as may be mutually agreed upon in writing between Company and Vendor.
B. Company hereby grants Vendor the authority to act for and on behalf of Company in matters required including the authority to collect and remit premiums, process applications and other forms, issue policies, and process claims, all in a manner consistent with, pursuant to and as authorized by the provisions of the National Flood Insurance Act of 1968, as amended, the Flood Disaster Protection Act of 1973, as amended, the regulations of the National Flood Insurance Program (NFIP/Write Your Own Program administered by the Federal Emergency Management Agency (FEMA),) (herein, collectively called the "WYO Program"), and the terms of this Agreement.

C. Vendor hereby accepts such appointment, and the grant of authority, and agrees to carry out the resulting duties and responsibilities to the best of its ability, knowledge, skill, and judgment and in accordance with the highest reasonably attainable standards of quality generally utilized in the insurance and data processing industries.

ARTICLE II - SPECIFIC RESPONSIBILITIES OF VENDOR

A. Vendor shall be responsible for the following:
   1. Policy Administration in accordance with the WYO Program, including:
      a. Community Eligibility/Rating Criteria;
      b. Policyholder Eligibility Determination;
      c. Policy Issuance;
      d. Policy Endorsements;
      e. Policy Cancellations;
      f. Policy Correspondence;
      g. Payment of Agents' Commissions (on Company's behalf); and
      h. The receipt recording control, timely deposit, and disbursements of funds in connection with the foregoing (a through g), in accordance with the WYO Financial Control Plan requirements established by the FCP ("Financial Control Plan").
      i. Respond to written and telephone inquiries from Policyholder and/or Producer.
   2. Claims Processing, in accordance with general Company standards and the WYO Financial Control Plan. Vendor may also rely on information contained in the WYO Claims Manual, the FEMA Adjuster Manual, the FIA/NFIP Policy Issuance Handbook, the WYO Operational Overview, or other WYO Program instructional material.
      a. A catastrophe team providing claims support will be engaged at the descretion of the Vendor.
   3. Preparing and submitting to the FIA monthly financial and statistical reports, reconciliations, certifications and statistical reports on Company's behalf, in accordance with the WYO Program Accounting Procedures. Vendor shall submit copies of all monthly reports to the Company.

B. Vendor shall provide assistance, at no additional cost, to Company agents in writing flood business to which this Agreement relates by: (1) procuring for each appointed agent a limited license to use the
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    FloodWriter(c)(TM) rating program, and (2) providing current flood zone determinations for each such policy application requested.
C. Vendor shall coordinate activities and shall provide information to the FIA or its designee whenever a Flood Insurance Catastrophe Office is established.
D. Claims administration use of Company's staff adjusters or Company's outside adjusters will be first course of action. If these are not available. Vendor will select independent adjusters.
E. Vendor shall keep appropriate records in accordance with Internal Revenue Service regulations in order to prepare 1099 reporting for agents' commissions and adjusters' fees paid by Vendor on behalf of Company.
F. Vendor shall use for best effects to adhere to the following time standards for performance when processing documents, claims, requests or inquiries:
    1. Application Processing - 15 days (Note: If the policy cannot be mailed due to insufficient or erroneous information or insufficient funds, a request for correction or additional moneys shall be mailed within 10 days);
    2.  Renewal Processing - 7 days;
    3.  Endorsement Processing - 7 days;
    4.  Cancellation Processing - 15 days;
    5.  Simple Correspondence and Status Inquiries - 7 days;
    6.  Complex Correspondence and Inquiries - 20 days;
    7.  Requests for Supplies, Materials, and Manuals - 7 days; and
    8. Claims Draft Processing - 7 days from completion of file examination. The elapsed time shown is from day of receipt through and including day of mail-out, and shall not include any Saturday, Sunday, or state or national legal holiday.
G. Vendor shall, on a timely basis, accurately convert and migrate from current Vendor all policy data for in-force business. This will be at no expense to the Company.

ARTICLE III - PREMIUM COLLECTION AND ARRANGEMENT

A. Vendor and Company shall establish banking arrangements which comply with the FEMA/FIA Financial Assistance/Subsidy Arrangement ("Arrangement") and other WYO Program requirements, and which will provide for the establishment of an NFIP restricted account with Company as custodian, and/or a FEMA Letter of Credit, with additional accounts as needed to facilitate operations, all in conformity with FEMA guidelines. Company shall grant specific Vendor employees check-signing authority on accounts and the authority to initiate appropriate (drawdowns against Company's Letter of Credit, in order for Vendor to act on Company's behalf in making disbursements for Company liabilities established by the Arrangement, the WYO Program, and this Agreement. All such authorizations shall be in writing and may be revoked amended or modified at any time by Company upon 30 days advance written notice to Vendor. Vendor shall be liable to the FIA for any and all premiums Vendor has received on business written under this Agreement. Vendor shall establish procedures for the timely deposit and remittance of funds to the U.S. Treasury via the authorized automatic clearinghouse mechanism.

B. Vendor shall maintain supporting documentation for all bank accounts over which it has authority. Monthly, Vendor shall prepare financial data, by state, reflecting all debits and credits with respect to flood insurance business written, including agents' commissions and Vendor's servicing fees paid, during the preceding month. Vendor shall submit such data and reports no later than the 20th of each month.

ARTICLE IV - COMPANY ACCESS TO RECORDS

Company, by its duty appointed representatives, shall have the right at any reasonable time to examine papers in the possession of Vendor covering flood insurance business written hereunder.

ARTICLE V - EXPENSES AND FEES
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A.   Company shall pay Vendor a monthly servicing fee per schedule below. Vendor shall pay the general expenses of processing flood insurance business pursuant to this Agreement, including those of policy administration, claims processing, and financial and transactional reporting.

     Calendar Year Net Written Premium       IMIS Fee (As a % of Net Written Premium)
     ---------------------------------       ----------------------------------------
         $         0 - $ 4,999,999                              8%
         $ 5,000,000 - $ 9,999,999                            7.5%
         $10,000,000 - $19,999,999                            6.0%
         $20,000,000    and  above                    Renegotiate

B. Company shall pay all taxes, including state premium taxes and fees, municipal taxes and fees, agents' commissions, or any board, exchange or bureau assessment.

C. WYO Program Reimbursements made pursuant to the Arrangement, including, but not limited to, those for the unallocated loss adjustment, the allocated loss adjustment, and for approved special allocated loss expenses, shall be payable to Vendor.

D. Claims Administration (Full Service): Vendor shall retain 3.3% of the net claim after application of the deductible. Salvage: 5% of recovery (after expenses) if Company's adjuster handles the salvage. If Vendor assigns the adjuster and handles the salvage, Vendor will receive 10% of recovery after expenses. Subrogation: 10% of recovery (after expenses). If Vendor assigns the adjuster and handles the subrogation, Vendor will receive 25% of recovery after expenses.

ARTICLE VI - ADDITIONAL SERVICES AND FEES

A. Full Book Flood Zone Determinations - A zone determination on each of (or a portion of) Company's homeowners policies is available at a cost of $10.00 per policy.

B. Agent or Company Training - Upon request, Vendor will provide one training session per quarter, or four training sessions per year, to Company or Company's agents. Company shall provide the training facility and shall reimburse Vendor for travel expenses incurred.

C. Marketing Materials - Company may use Vendor's previously developed marketing or promotional materials, which Vendor shall customize and produce for Company, at Company's expense.

D. Any fees and services not defined in this agreement will be mutually agreed upon between the Company and Vendor as required.

ARTICLE VII - CONFIDENTIALITY OF DATA AND INFORMATION

A. Vendor and Company acknowledge that any and all information concerning the other's business is "Confidential and Proprietary Information" and neither party shall permit the duplication, use, or disclosure of any such "Confidential and Proprietary Information" to any person (other than its own employees, agents or representatives who must have such information for the performance of obligations hereunder), unless such duplication, use, or disclosure is specifically authorized in writing by the other party. "Confidential and Proprietary Information" is not meant to include any information which, at the time of disclosure, is generally known to the general public and/or the insurance industry.

B. Neither party shall use or duplicate the name(s), trademarks(s), servicemark(s), or trade name(s) (whether registered or not) of the other party in public releases or advertising or in any other manner unless such use or duplication is specifically authorized in writing by the other party, except that Vendor may include Company's name in a list of clients/customers without such authorization.

C. Company shall not disclose the terms of this contract especially the pricing structure, under this Agreement without prior written consent of the Vendor.

D. Vendor shall maintain systems integrity and data security necessary to protect Company's records and data from loss and damage and to protect against unauthorized disclosure of Company's confidential and proprietary data as described in this Article.

E. The disclosure restrictions provided in this Article shall be extinguished at the time and to the extent that the confidential information becomes generally available to the public domain without the fault of Vendor.

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ARTICLE VIII - COMMENCEMENT AND TERMINATION

A. This Agreement shall become effective on the date that this document is executed by Company and by Vendor, and shall remain in force for one (1) year. It may be terminated at any time after the one (1) year by either party sending written notice of termination to the other, not less than ninety (90) days prior to the termination date.

B. This Agreement may, at the option of the Company, be terminated in the event that Vendor fails to perform any of the terms and conditions of this Agreement and such failure continues for a period of ninety days after written notice given by Company to Vendor specifying the nature of the default(s).

C. Upon termination of this Agreement, Vendor shall fully account to Company for all of its responsibilities and activities pursuant to this Agreement, and cooperate with Company or designated representative to transfer all policy and status data on a timely and accurate basis.

ARTICLE IX - LIABILITY

A. In no event shall Vendor's liability for breach of this Agreement or any of its provisions exceed the Company's liability to FEMA in connection with the Write Your Own Flood Insurance Program. Vendor shall not be liable for any loss of profits, business goodwill, or other consequential, special or incidental damages. If either party should bring a Court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare void or terminate this Agreement or any provisions thereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgment in the proceeding which such legal expenses and attorney's fees were incurred.

B. Company shall be held harmless for any and all adverse acts or omissions of Vendor arising out of, and in conjunction with, this Agreement. Company shall be indemnified for all costs and expenses incurred as a result of the adverse actions or omissions of Vendor.

C. Vendor shall be held harmless for any and all adverse acts or omissions of Company arising out of, and in conjunction with, this Agreement. Vendor shall be indemnified for all costs and expenses incurred as a result of the adverse actions or omissions of Company.

ARTICLE X - MISCELLANEOUS

A. Applicable Law: This Agreement and all matters arising thereunder shall be governed and determined in accordance with the Federal laws applicable to the National Flood Insurance Program. Where such law does not provide the rule for decision, any matters in controversy or dispute shall be governed and determined in accordance with the laws of Florida.

B. This Agreement contains all of the prior oral and/or previously written agreements, representations, and arrangements between the parties hereto. There are no representations or warranties other than those set forth herein.

C. Company Warranties: Company warrants that it has entered into an Agreement with FEMA pursuant to which it is authorized to issue flood insurance policies or coverage, and that it is licensed to engage in the insurance business in all jurisdictions in which it authorized Vendor to issue any flood insurance policy or coverage in Company's name.

D. Vendor Warranties: Vendor warrants to Company that it is duly incorporated and authorized to transact the business of servicing insurance companies.

Invalidation. Should any part of this for any reason be declared invalid, such decision shall not effect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if the had been executed with the invalid portion thereof eliminated. It is, therefore, declared the intention of the parties hereto that each of them will have executed the remaining portion of this without including therein any such part, parts or portion which may, for any reason, be hereafter declared void.

Modification. No change or modification of this shall be valid unless the same shall be in writing and signed by all of the parties hereto.

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     Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery, by overnight carrier, by registered or certified mail or by facsimile transmission and shall be addressed as follows:

     As to:    Insurance Management Information Services, Inc.
               P.O. Box 15707
               St. Petersburg, Florida 33733
               Attn: Anne M. Sullivan
               Fax# (813) 822-0484

     As to:    Mobile USA Insurance Company, Inc.
               7785 66th Street North
               Pinellas Park, Florida 34665
               Attn: Frank J. Lake
               Fax# (813) 541-1608

Notices sent by hand delivery shall be deemed effective on the date of hand delivery. Notices sent by overnight carrier shall be deemed effective on the next business day after being placed into the hands of the overnight carrier. Notices sent by registered or certified mail shall be deemed effective on the third business day after being deposited into the post office. Notices sent by facsimile transmission shall be deemed to be effective on the day when sent if sent prior to 4:30 p.m. (the time being determined by the time zone of the recipient) otherwise they shall be deemed effective on the next business day.




IN WITNESS WHEREOF, the parties hereto by their respective duly authorized representatives have executed this Agreement to be effective as of 1st day of January, 1996.

"Vendor"                                     "Company"

INSURANCE MANAGEMENT                         MOBILE USA INSURANCE
INFORMATION SERVICES, INC.                   COMPANY, INC.


by: /s/ Robert G. Menke                      by:  /s/ Frank J. Lake
    --------------------------------------       ------------------------------
    Robert G. Menke, Senior Vice President            FRANK J. LAKE
                                                 ----------------------------
                                             as its:  PRESIDENT
                                                     ------------------------